Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus “Independent Registered Public Accounting Firm” in the Statement of Additional Information in Post-Effective Amendment No. 151 to the Registration Statement (Form N-1A, No. 033-02659) of Transamerica Funds and to the incorporation by reference of our reports dated December 30, 2011 on Transamerica BlackRock Large Cap Value, Transamerica Clarion Global Real Estate Securities, Transamerica First Quadrant Global Macro, Transamerica Hansberger International Value, Transamerica ICAP Select Equity, Transamerica Jennison Growth, Transamerica JPMorgan Core Bond, Transamerica JPMorgan International Bond, Transamerica JPMorgan Long/Short Strategy, Transamerica JPMorgan Mid Cap Value, Transamerica Loomis Sayles Bond, Transamerica MFS International Equity, Transamerica Morgan Stanley Emerging Markets Debt, Transamerica Morgan Stanley Mid-Cap Growth, Transamerica Morgan Stanley Small Company Growth, Transamerica Neuberger Berman International, Transamerica Oppenheimer Developing Markets, Transamerica Oppenheimer Small- & Mid-Cap Value, Transamerica PIMCO Real Return TIPS, Transamerica PIMCO Total Return, Transamerica Schroders International Small Cap, Transamerica Third Avenue Value, Transamerica Thornburg International Value, Transamerica Water Island Arbitrage Strategy and Transamerica WMC Emerging Markets, Transamerica AEGON Flexible Income, Transamerica AEGON High Yield Bond, Transamerica AEGON Money Market, Transamerica AEGON Short-Term Bond, Transamerica Logan Circle Emerging Markets Debt, Transamerica Morgan Stanley Capital Growth, Transamerica Morgan Stanley Growth Opportunities, Transamerica Multi-Managed Balanced, Transamerica Systematic Small/Mid Cap Value, Transamerica TS&W International Equity, Transamerica WMC Diversified Equity, Transamerica WMC Diversified Growth, Transamerica WMC Quality Value, Transamerica Asset Allocation – Conservative Portfolio, Transamerica Asset Allocation – Growth Portfolio, Transamerica Asset Allocation – Moderate Growth Portfolio, Transamerica Asset Allocation – Moderate Portfolio, Transamerica Multi-Manager Alternative Strategies Portfolio, and Transamerica Multi-Manager International Portfolio included in the Annual Reports to Shareholders for the fiscal year ended October 31, 2011.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

February 28, 2012